Registration No:
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                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               VECTREN CORPORATION

             (Exact name of registrant as specified in its charter)

          INDIANA                                            35-208-6905
 (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

            20 N.W. Fourth Street
           Evansville, Indiana                                  47741
  (Address of Principal Executive Offices)                    (Zip Code)

                   VECTREN CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

            Niel C. Ellerbrook, President and Chief Executive Officer
                               Vectren Corporation
                20 N.W. Fourth Street, Evansville, Indiana 47741
                     (Name and address of agent for service)

                                 (812) 465-5300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                      Proposed     Proposed
                                      maximum      maximum
                                      offering     aggregate       Amount of
Type of securities    Amount to be    price per    offering        registration
to be registered      registered      unit (1)     price (1)       fee
--------------------------------------------------------------------------------
Common Stock,         1,000,000       $19.50       $19,500,000     $5,148.00
without par value     shares (2)(3)

Common Share          1,000,000           (4)            (4)              (4)
Purchase Rights
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(1)  Estimated  solely for the purpose of calculating the  registration  fee and based on the average of the high and low sales prices per share of common stock of Indiana Energy, Inc. as reported on the New York Stock Exchange on March 27, 2000, multiplied by the exchange ratio of 1 share of Vectren Corporation to be issued for each share of Indiana Energy, Inc. common stock in the merger of Indiana Energy, Inc. and SIGCORP, Inc. into Vectren Corporation pursuant to Rule 457(c) and (f).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

(4) Any value attributable to the Common Share Purchase Rights is reflected in the value of the Common Stock.

                                     PART I

                           INFORMATION REQUIRED IN THE

                            SECTION 10(A) PROSPECTUS

         The document(s) containing information specified by part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Vectren Corporation Retirement Savings Plan, formerly known as the Indiana Energy, Inc. Retirement Savings Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Indiana Energy, Inc. ("Indiana Energy"), SIGCORP, Inc. ("SIGCORP"), Vectren Corporation (the "Company or "Vectren") or the Plan pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement.


      Indiana Energy SEC Filings (File No. 1-09091)                                 Period
=========================================================== ========================================================
Annual Report on Form 10-K                                  Year ended September 30, 1999
Annual Report on Form 10-K/A                                Filed January 7, 2000, amending 10-K for the year
                                                            ended December 31, 1999
Quarterly Report on Form 10-Q                               Quarter ended December 31, 1999
Current Reports on Form 8-K                                 Filed on October 29, November 22, December 15,
                                                            December 16, December 17, December 28 1999 and January
                                                            27, 2000
Joint Proxy Statement/Prospectus included in Form S-4       Filed November 12, 1999 and amended by Amendment No. 1
Registration Statement of Vectren Corporation               to Form S-4 Registration Statement filed on November
(Registration No. 333-90763)                                15, 1999
Annual Report on Form 11-K of Indiana Energy, Inc.          Filed June 30, 1999
Retirement Savings Plan for the year ended December 31,
1998.

          SIGCORP SEC Filings (File No. 1-11603)                                    Period
=========================================================== ========================================================
Annual Report on Form 10-K                                  Year ended December 31, 1999
Current Reports on Form 8-K                                 Filed on February 11, 2000, and February 28, 2000
Joint Proxy Statement/Prospectus included in Form S-4       Filed November 12, 1999 and amended by Amendment No. 1
Registration Statement of Vectren Corporation               to Form S-4 Registration Statement filed on November
(Registration No. 333-90763)                                15, 1999


          Vectren SEC Filings (File No. 1-15467)                                    Period
=========================================================== ========================================================
Annual Report of Form 10-K                                  Year ended December 31, 1999
Current Report on Form 8-K                                  Filed on March 24, 2000
Form S-4 Registration Statement (Registration No.           Filed November 12, 1999 and amended by Amendment No. 1
333-90763) (including Joint Proxy Statement/ Prospectus)    to Form S-4 Registration Statement filed on November
                                                            15, 1999


         All reports and other documents subsequently filed by Vectren or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, as of the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Vectren's Articles and Vectren's bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that the director or officer is not entitled to indemnification by Vectren.

         The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition to any other indemnification rights a person may have by law or by contract. Vectren expects that employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

         Section  23-1-37  et  seq.  of the  Indiana  Business  Corporation  Law
("IBCL") provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceedings to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. A determination must also be made that the facts then known to those making the determination would not preclude indemnification. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL.

         The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

         Vectren maintains directors' and officers' liability insurance with an annual aggregate limit of $35,000,000 for the current policy period, subject to a $200,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer. Vectren also maintains excess coverage with an aggregate annual limit of $90,000,000. When corporate reimbursement is not available as prescribed by applicable common law, statutory law or Vectren's governing documents, the insurer will reimburse the directors and officers with no deductible with respect to losses sustained by them for specified wrongful acts while acting in their capacities, individually or collectively, as such directors or officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                                  EXHIBIT INDEX

       Exhibit Number                                            Description

        4-A Articles of Incorporation of Vectren Corporation (incorporated by reference to Exhibit 3(a) to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

        4-B    Bylaws of  Vectren  Corporation  (incorporated  by  reference  to
               Exhibit  3(b)  to  Registrant's   Form  S-4   (Registration   No.
               333-90763) filed on November 12, 1999)

        4-C Shareholder Rights Agreement dated as of October 21, 1999 between Vectren Corporation and EquiServ Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4 to Registrant's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

        5      Opinion of Barnes & Thornburg **

        23-A   Consent of Arthur Andersen LLP (re: Indiana Energy, Inc.)

        23-B   Consent of Arthur Andersen LLP (re: SIGCORP, Inc.)

        23-C   Consent of Arthur Andersen LLP (re: Vectren Corporation)

        23-D   Consent of Barnes & Thornburg (in Exhibit 5)

** The Registrant undertakes that Registrant has submitted or will submit the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Evansville, State of Indiana, on March 30, 2000.

                                            VECTREN CORPORATION


                                            By:  /s/ Niel C. Ellerbrook
                                                 ----------------------
                                                 Niel C. Ellerbrook, President
                                                 and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                      Title                            Date
         ---------                      -----                            ----

1.  Principal Executive Officer,
    Principal Financial and
    Accounting Officer:


/s/ Niel C. Ellerbrook        President and Chief Executive       March 30, 2000
----------------------------- Officer, Chief Financial Officer
Niel C. Ellerbrook            and Director

/s/ Andrew E. Goebel          Vice President, Chief Operating     March 30, 2000
--------------------          Officer and Director
Andrew E. Goebel

         VECTREN CORPORATION RETIREMENT SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on March 30, 2000.

                                VECTREN CORPORATION
                                RETIREMENT SAVINGS PLAN

                                By: Vectren Corporation, the Plan Administrator

                                    By:  /s/ Niel C. Ellerbrook
                                         ----------------------------------
                                         Niel C. Ellerbrook, President
                                         and Chief Executive Officer